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                                                                   EXHIBIT 10.14

                          AGREEMENT AND PLAN OF MERGER


        This Agreement and Plan of Merger is made effective as of this 3rd day of March, 1999, by and between SUPERHIGHWAY CONSULTING, INC., an Illinois corporation ("Illinois Corporation"), and WP HOLDING, INC., a Delaware corporation ("Delaware Corporation" or the "Surviving Corporation" and collectively with the Illinois Corporation, the "Corporations"), with the Illinois Corporation merging with and into the Delaware Corporation, such that the separate existence of the Illinois Corporation shall cease and the Delaware Corporation shall continue as the surviving corporation (the "Merger").

        WHEREAS, the Board of Directors and Shareholders of the Illinois Corporation and the Board of Directors and Stockholders of the Delaware Corporation deem it advisable and in the best interests of the Corporations and shareholders or stockholders, as the case may be, to merge the Corporations; and

        WHEREAS, it is the intention of the parties hereto that the Merger shall constitute a tax-free reorganization, as defined in Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, and that this Agreement and Plan of Merger shall also constitute a Plan of Reorganization.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for the purpose of the Merger and prescribing certain terms and conditions of the Merger and the mode of carrying same into effect, the parties hereto agree as follows:

                                    ARTICLE I

        1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the Illinois Business Corporation Act of 1983, as amended ("IBCA"), and the General Corporation Law of the State of Delaware ("DGCL"), the Illinois Corporation shall be merged with and into the Delaware Corporation. Following the Merger, the Delaware Corporation shall continue as the surviving corporation and shall continue its existence under the laws of the State of Delaware, and the separate corporate existence of the Illinois Corporation shall cease.

        1.2 Effective Date and Effective Time. The Merger shall be consummated by filing with the Secretary of State of the State of Delaware a Certificate of Merger in accordance with the provisions of the DGCL and Articles of Merger with the Secretary of State of the State of Illinois in accordance with the provisions of the IBCA and the conversion of the shares of common stock of the Illinois Corporation into shares of common stock of the Surviving Corporation as contemplated by Section 5.1. The Merger shall have the effects set forth in the IBCA and DGCL. The Merger shall be effective immediately upon filing the Certificate of Merger with the Secretary of State (the date and time of filing being referenced to herein as the "Effective Date" and the "Effective Time," respectively).

                                   ARTICLE II

        2.1 Rights and Duties of the Delaware Corporation as the Surviving Corporation. At the Effective Time, the Surviving Corporation shall thereupon and thereafter possess all the rights,


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privileges, powers and franchises of a public as well as of a private nature, of each of the Corporations, and be subject to all the restrictions, disabilities and duties of each of the Corporations so merged; and all of the rights, privileges, powers and franchises of each of the Corporations, and all property, real, personal and mixed, and all debts due to either of the Corporations on whatever account, as well for stock subscriptions and all option or warrants for stock of either Corporation, and specifically, without limitation, that certain warrant Number 1 of the Illinois Corporation issued as security to Alexander F. Hern and dated as of December 28, 1998, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises and all and every other interest shall be thereafter the property of the Surviving Corporation as they were of the Corporations; and the title to any real estate, vested by deed or otherwise, under the laws of the State of Illinois or the State of Delaware or otherwise, in either of the Corporations, shall not revert or in any way be impaired by reason of the Merger; provided, that all debts, liabilities and duties of the Corporations, and all rights of creditors and all liens upon any property of either of the Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

                                   ARTICLE III

        3.1 Articles of Incorporation; Bylaws. The Certificate of Incorporation and By-Laws of the Delaware Corporation, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation until thereafter amended as provided by law.

                                   ARTICLE IV

        4.1 Directors. The directors of the Delaware Corporation immediately prior to the Effective Time shall be the directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

        4.2 Officers. The officers of the Delaware Corporation immediately prior to the Effective Time shall be the officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed in the manner provided in the By-Laws of the Surviving Corporation or as otherwise provided by law.

                                    ARTICLE V

        5.1 Conversion or Cancellation of Shares. At the Effective Time, each share of common stock of the Illinois Corporation issued and outstanding immediately prior to the Merger shall be converted into 29.542097 shares of the Surviving Corporation. After the Effective Time, each holder of an outstanding certificate or certificates representing shares of common stock of the Illinois Corporation immediately prior to the Effective Time shall surrender same to the Surviving Corporation and shall receive, in exchange therefor, a certificate or certificates representing the appropriate number of shares in the Surviving Corporation common stock. Until so surrendered, each stock certificate shall, by virtue of the Merger, be deemed for all purposes to evidence ownership of the appropriate number



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of shares of the Surviving Corporation. Shareholders and stockholders who vote against the Merger shall have all the rights, if any, accorded such parties under the IBCA and DGCL, respectively.

        5.2 Dissenter's Rights. Only shareholders and stockholders who properly exercise dissenter's rights, if any, in accordance with the provisions of the IBCA or DGCL, respectively, shall be entitled to exercise such dissenter's rights in connection with the Merger.

                                   ARTICLE VI

        6.1 Book Value of Assets. The assets and liabilities of the Illinois Corporation shall be recorded upon the books of the Surviving Corporation at the amounts at which said assets and liabilities are recorded upon the books of the Illinois Corporation immediately prior to the Effective Time.

                                   ARTICLE VII

        7.1 Termination. This Agreement may be terminated and abandoned by the mutual consent of the Boards of Directors of the Corporations at any time before the Effective Date, whether before or after approval of this Plan by the shareholders of the Corporations.

                                  ARTICLE VIII

        8.1 Timing. For accounting purposes only, the Effective Date shall be deemed to be at 12:01 a.m., March 29, 1999. The officers of the Surviving Corporation are hereby authorized to specify an alternative Effective Date for accounting purposes at their discretion.

                                   ARTICLE IX

        9.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law rules thereof.

        9.2 Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

        9.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement between the parties.

        9.4 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, then the remaining provisions of this Agreement, as applicable, if capable of substantial performance, shall remain in full force and effect.

        9.5 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and is the entire agreement between the parties with respect to the subject matter hereof.



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        9.6 Amendments. No amendment to, or change, waiver or discharge of, any provision of this Agreement shall be valid unless in writing and signed by an authorized representative of each party.

        9.7 Third Party Beneficiaries. This Agreement is not intended to confer upon any person or entity, other than the parties hereto, any rights or remedies.

        9.8 Covenant of Further Assurances. The parties covenant and agree that, subsequent to the execution and delivery of this Agreement and without any additional consideration, each of them shall execute and deliver any further legal instruments and perform any reasonable acts which are or may become necessary to effectuate the purposes of this Agreement.



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        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf and attested by its officers thereunto duly authorized, all as of the date first above written.

ATTEST:                                     WP HOLDING, INC.



                                            By:
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Authorized Representative
                                            Its:   Director
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ATTEST:                                     SUPERHIGHWAY CONSULTING, INC.


                                            By:
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Secretary
                                            Its:   President
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